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                                   HIE, INC.
                          SUBSIDIARIES OF THE COMPANY
                            AS OF DECEMBER 31, 1999

                                                                                 Names Under Which
                                                                                Such Subsidiary Does
Subsidiary                          State of Incorporation                           Business
----------                          ----------------------                      ---------------------

HUBLink, Inc.                                 Ohio                                  HIE, Inc.

Healthcare.com Corporation                   Georgia                                HIE, Inc.